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                                                                     EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-47987, 333-16137, 333-16139, 333-31771,
333-31773, 333-91417, and 333-48776.


/s/ Arthur Andersen LLP


Minneapolis, Minnesota,
    April 2, 2001